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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-66426, 333-09021, 333-23985, 333-91101,
333-95715, 333-47378, and 333-103038) of Universal Electronics Inc. of our report dated March 9, 2004 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 9, 2004

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